Exhibit 99.1

July 28, 2004 www.sterlingfi.com Investor Relations: 717-581-6005

Forward Looking Statement Disclosure In addition to historical information, this presentation contains forward-looking statements, which are subject to certain risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of Sterling, its subsidiaries, or the combined company. Forward-looking statements include words such as believes, expects, anticipates and other similar expressions. Shareholders should note that many factors could affect the future financial results of Sterling, causing those results to differ materially from those expressed in this presentation. These factors include operating, legal and regulatory risks; economic, political and competitive forces impacting our various lines of business; risk that our analysis of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful; the possibility that increased demand or prices for Sterling's financial services and products may not occur; volatility in interest rates; and other risks and uncertainties. Sterling undertakes no obligation to publicly revise or update these forward-looking statements to reflect events that arise after this presentation. Shareholders are reminded of risk factors described in other documents Sterling files with the SEC, including quarterly reports on Form 10-Q and current reports on Form 8-K.

Who We Are Family of financial services organizations based in Lancaster, PA Core Business = Banking Bank of Lancaster County, N.A. (Est. 1863) Bank of Lebanon County (Est. 2000) PennSterling Bank (Est. 2003) Bank of Hanover (Est. 1835) First National Bank of North East (Est. 1903) Delaware Sterling Bank & Trust Company (charter pending) Pennsylvania State Bank (acquisition pending)

Who We Are Sterling Financial Trust Company Church Capital Management Bainbridge Securities Town & Country Leasing Equipment Finance StoudtAdvisors Lancaster Insurance Group Sterling Financial Settlement Services Correspondent Services Group Professional Services Group Sterling Financial Affiliates

Expansion Analysis Map

Our Mission We are building a strong, broad based financial services company, with integrity as our cornerstone and an unwavering focus on our customers, employees, shareholders, and communities. Our people, who are Sterling Financial Corporation, will deliver solutions that provide superior results for our customers and our company.

Make Money, Have Fun

Support our communities Make Money, Have Fun Focus on three strategies Customer Customer Strategy Shareholder Shareholder Strategy People People Strategy

Our Strategic Focus Build a strong, broad based financial services company Expansion into growing markets Carroll Co., MD (Bank of Hanover) Berks Co., PA (PennSterling Bank) New Castle Co., DE (Delaware Sterling Bank) Dauphin and Cumberland Co., PA (PA State Bank)

Our Strategic Focus Build a strong, broad based financial services company Expansion into growing markets Adding new companies, competencies and core products Equipment Finance Church Capital Management Bainbridge Securities StoudtAdvisors

Our Strategic Focus Build a strong, broad based financial services company Expansion into growing markets Adding new companies, competencies and core products Following Customer Relationship Management Model that sets us apart

Relationship Management Customer Loyalty resulting in Long- term Profitability Wealth Management / Investment Services Leasing Change = Opportunity Banking Insurance Fun! Team > Me We're here to help New Technology Communication Sterling Standards Learning Accountability Passion Delivery Channels Information Commercial Finance Correspondent Banking Human Resource Consulting

Our Strategic Focus Build a strong, broad based financial services company Expansion into growing markets Adding new companies, competencies and core products Following Customer Relationship Management Model that sets us apart Focusing on our people = our competitive advantage Employment Partnership

Business Strategy Employee Expectations = Employee "Gives" = Employee "Gets" Employment Partnership

Make Money, Have Fun

Non-GAAP Measurement The following discussion refers to the efficiency ratio, which is computed by dividing non-interest expense, less depreciation on operating leases, by the sum of tax equivalent net interest income and non-interest income, less depreciation on operating leases for purposes of calculating its efficiency ratio. Sterling nets the depreciation on operating leases against related income, as it is consistent with utilizing net interest income presentation, which nets interest expense against interest income. In addition, the efficiency ratio excludes unusual items, including gains/losses on securities activities, interest collected on charged-off loans, etc. The efficiency ratio is a non-GAAP financial measure that we believe provides readers with important information regarding Sterling's operational efficiency. Comparison of Sterling's efficiency ratio with other companies' may not be appropriate, as they may calculate their efficiency ratio in a different manner. In addition, depreciation on operating leases have been netted against non-interest income in the following discussion, to be consistent with the efficiency ratio presentation, which presents net revenues on operating leases. This presentation is also available at www.Sterlingfi.com

December 31, Total Assets* *As Reported -GAAP Basis 1999 2000 2001 2002 2003 1556 1726 1861 2157 2343 (In Millions)

Key Measures of Success EPS Annual Growth......Greater than 10% Return on Average Realized Equity............Greater than 16% Efficiency Ratio.............Less than 60% (Increasing Shareholder Value)

*As Reported -GAAP Basis 1999 2000 2001 2002 2003 0.91 0.85 1.03 1.18 1.35 Diluted Earnings Per Share Year ended December 31,

Diluted Earnings Per Share* YTD *As Reported -GAAP Basis YTD 2003 YTD 2004 0.64 0.72 Six months ended June 30,

Return On Average Realized Equity* *As Reported -GAAP Basis 1999 2000 2001 2002 2003 0.1446 0.1236 0.1441 0.1447 0.151 Year ended December 31,

Return On Average Realized Equity* YTD *As Reported -GAAP Basis YTD 2003 YTD 2004 0.1467 0.151 Six months ended June 30,

Efficiency Ratio* 1999 2000 2001 2002 2003 0.623 0.631 0.645 0.602 0.59200000013148 * See Non-GAAP measurement slide for efficiency ratio definition Year ended December 31,

Efficiency Ratio* YTD YTD 2003 YTD 2004 0.593 0.616 Six months ended June 30, * See Non-GAAP measurement slide for efficiency ratio definition

Year ended December 31, Revenues* 1999 2000 2001 2002 2003 Net Int Inc 54222 54818 58642 74948 85918 Non Int Inc 17683 19348 21998 24390 27772 *See Non-GAAP measurement slide for non-interest income definition (In Thousands)

YTD 2003 YTD 2004 Net Int Inc 41748 46287 Non Int Inc 12523 16041 Revenues* YTD *See Non-GAAP measurement slide for non-interest income definition (In Thousands) Six months ended June 30,

Net Interest Margin (FTE Basis) 1999 2000 2001 2002 2003 0.0427 0.0403 0.0395 0.0438 0.0465 Year ended December 31,

Net Interest Margin YTD (FTE Basis) Six months ended June 30, YTD 2003 YTD 2004 0.0466 0.0471

Asset Quality Ratios ALLL / Total Loans ALLL / NPL NPL / Total Loans Net Charge-Off Ratio 1999 2000 2001 2002 2003 1.24% 1.13% 1.01% 1.00% 0.98% 329% 192% 126% 111% 315% 0.38% 0.59% 0.80% 0.90% 0.31% 0.07% 0.08% 0.17% 0.08% 0.14% December 31,

Asset Quality Ratios ALLL / Total Loans ALLL / NPL NPL / Total Loans Net Charge-Off Ratio 2003 2004 0.97% 0.96% 349% 570% 0.28% 0.17% 0.19% 0.09% June 30,

Building Shareholder Value Sterling Financial Corporation................ Nasdaq Bank Stock Index................ Russell Financial Services Index............. Russell 2000 Index.......... Dividend Yield...(on 6/30/04) 43.63% 21.15% 26.73% 33.41% One Year (ending 6/30/04) Three Years (ending 6/30/04) 91.59% 48.19% 53.91% 20.20% 2.31%

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